                                                                    EXHIBIT 10.4
                             AGREEMENT AND AMENDMENT

         THIS AGREEMENT AND AMENDMENT (the "Agreement") is entered into as of January 16, 1996, between MEDICAL IMAGING CENTERS OF AMERICA, INC., a California corporation ("MICA"), MICA IMAGING, INC., an Illinois corporation, MICA CAL I INC., a California corporation, MICA CAL II INC., a California corporation, MICA CAL III INC., a California corporation, MICA CAL IV INC., a California corporation, MICA CAL VII INC., a California corporation, MICA CAL X, INC., a California corporation, MICA FLO I INC., a California corporation, MICA OR I INC., a California corporation, MICA PACIFIC, INC., a California corporation, and AFFILIATED IMAGING NETWORK, INC., a California corporation (collectively, the "MICA Subsidiaries" and referred to herein, together with MICA, as the "MICA Obligors"), and GENERAL ELECTRIC COMPANY, a New York corporation acting through GE Medical Systems ("GE Medical").

         WHEREAS, GE Medical and MICA are parties to an Agreement, dated May 14, 1993 (the "Credit Agreement"), relating to, among other things, GE's provision of equipment and services to MICA and the MICA Subsidiaries and pursuant to which MICA executed and delivered to GE Medical a promissory note in the principal amount of $7,442,616.38 (the "MICA Promissory Note"); and

         WHEREAS, GE Medical and the MICA Obligors are parties to a Security Agreement, dated as of May 27, 1993, pursuant to which the MICA Obligors have granted to GE Medical certain liens and security interests; and

         WHEREAS, the principal amount currently outstanding under the MICA Promissory Note is approximately $2,700,000; and

         WHEREAS, GE Medical owns a Common Stock Purchase Warrant (the "Warrant") currently exercisable to purchase 160,000 shares of Common Stock of MICA ("Common Shares") at a price set forth in the Warrant; and

         WHEREAS, MICA has proposed to GE Medical that GE Medical accept as payment in full of the amounts currently outstanding under the MICA Promissory Note (1) a cash payment by MICA to GE Medical of $1,425,000 and (2) application by MICA of $912,000 of the principal amount outstanding under the MICA Promissory Note to the exercise price payable by GE Medical in connection with the exercise by GE Medical of its right to purchase 160,000 Common Shares under the Warrant; and

         WHEREAS, MICA has proposed that it issue to GE Medical, in connection with such transaction, a Common Stock Purchase Warrant to purchase 60,000 Common Shares; and

         WHEREAS, GE Medical has agreed to such proposal of MICA on the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. MICA Promissory Note. (a)(i) MICA hereby agrees that, no later than three business days after the date of this Agreement, MICA shall make a cash payment to GE Medical in the amount of $1,425,000 by wire transfer of immediately available funds to an account designated by GE Medical. MICA hereby authorizes GE Medical to initiate a debit entry for such payment from MICA's account in lieu of such wire transfer payment.

                           (ii) MICA agrees that, no later than three business
days after the date of this Agreement, it will issue to GE Medical 160,000 Common Shares in connection with the exercise by GE Medical of the Warrant. Such Common Shares will be duly and validly issued and fully paid and nonassessable and not subject to preemptive rights.

                  (b) GE Medical hereby agrees that its receipt from MICA of the cash payment of $1,425,000 referred to in paragraph (a)(i) of this Section 1 and 160,000 Common Shares issued by MICA under the Warrant shall constitute payment in full of all unpaid principal and accrued and unpaid interest under the MICA Promissory Note. GE Medical agrees that, as soon as practicable after such receipt, it shall cancel the Promissory Note held thereby and return such Promissory Note to MICA.

         2. Amendment of Existing Credit Documentation.

                  (a)(i) Credit Agreement Amendment. GE Medical and MICA agree that the Credit Agreement is, effective as of the date hereof, hereby amended by deleting from Section 1.36 thereof the phrase "under or in connection with the Note" and substituting therefor the phrase ", including, without limitation, all Liabilities of MICA or any Subsidiary to GE arising in connection with equipment leases and services provided by GE to MICA or any such Subsidiary,".

                           (ii) Security Agreement Amendment. GE Medical and
each of the MICA Obligors agree that the Security Agreement is, effective as of the date hereof, amended by deleting from Section 7(a) thereof the phrase "under the Promissory Note" and substituting therefor the phrase ", including, without limitation, all Obligations of MICA or any Subsidiary to GE arising in connection with equipment leases and services provided by GE to MICA or any such Subsidiary,".

                  (b)(i) On and after the date hereof, each reference in either of the Credit Agreement or the Security Agreement to "this Agreement," "hereto" or "hereof," or words of like import, and each reference in the Security Agreement to the Credit Agreement and each reference in the Credit Agreement to the Security Agreement, shall mean and be a reference to the Credit Agreement or the Security Agreement, as the case may be, as amended hereby.

                           (ii) Except as specifically amended hereby, the
Credit Agreement and the Security Agreement shall remain in full force and effect and are hereby ratified and confirmed.

         3. Additional Warrant. MICA hereby agrees that, no later than three business days after the date of this Agreement, MICA shall issue and deliver to GE Medical a Common Stock Purchase Warrant (the "Additional Warrant"), in the form attached hereto as Exhibit A, to purchase 60,000 fully paid and nonassessable Common Shares, at an exercise price of $8.50 per Common Share, which exercise price shall be adjusted as set forth in the Additional Warrant. The Additional Warrant shall be executed on behalf of MICA by the president or any executive officer of MICA under its corporate seal.

         4. Representations and Warranties of MICA. (a) MICA hereby represents and warrants to GE Medical that each of MICA Medical Technology Services, Inc., MICA CAL XI Inc., MICA KAN I Inc., MICA KAN II Inc., MICA OK I Inc. and MICA TX I, Inc. (collectively, the "Dissolved MICA Subsidiaries") was a wholly-owned subsidiary of MICA as of the execution and delivery thereby of the Security Agreement as of May 27, 1993.

                  (b) MICA hereby represents and warrants to GE Medical that (i) each of the Dissolved MICA Subsidiaries has been dissolved in accordance with the laws of the State of Delaware or the State of California, as the case may be, (ii) none of the Dissolved Subsidiaries is currently in existence and (iii) at the time of the dissolution of each of the Dissolved MICA Subsidiaries, such Dissolved MICA Subsidiary transferred all of its right, title and interest in the Collateral (as such term is defined in the Security Agreement) held thereby to MICA or one of the other MICA Subsidiaries.

                  5. Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                          GENERAL ELECTRIC COMPANY,
                                           acting through
                                           GE Medical Systems

                                          By: /s/ R.S. Berger
                                              ----------------------------------
                                             Title: Manager, Financial Services

                                          MEDICAL IMAGING CENTERS
                                                         OF AMERICA, INC.

                                          By: /s/ Robert S. Muehlberg
                                              ----------------------------------
                                             Title: President and CEO

                                          MICA IMAGING, INC.

                                          By: /s/ Denise L. Sunseri
                                              ----------------------------------
                                             Title: Vice President and CFO

                                          MICA CAL I INC.

                                          By: /s/ Robert S. Muehlberg
                                              ----------------------------------
                                             Title: President and CEO

                                          MICA CAL II INC.

                                          By: /s/ Robert S. Muehlberg
                                              ----------------------------------
                                             Title: President and CEO

                                          MICA CAL III INC.

                                          By: /s/ Robert S. Muehlberg
                                              ----------------------------------
                                             Title: President and CEO

                                         MICA CAL IV INC.

                                         By: /s/ Robert S. Muehlberg
                                             -------------------------------
                                            Title: President and CEO

                                         MICA CAL VII INC.

                                         By: /s/ Robert S. Muehlberg
                                             -------------------------------
                                            Title: President and CEO

                                         MICA CAL X, INC.

                                         By: /s/ Robert S. Muehlberg
                                             -------------------------------
                                            Title: President and CEO

                                         MICA FLO I INC.

                                         By: /s/ Robert S. Muehlberg
                                             -------------------------------
                                            Title: President and CEO

                                         MICA OR I INC.

                                         By: /s/ Robert S. Muehlberg
                                             -------------------------------
                                            Title: President and CEO

                                         MICA PACIFIC, INC.

                                         By: /s/ Robert S. Muehlberg
                                             -------------------------------
                                            Title: President and CEO

                                         AFFILIATED IMAGING
                                          NETWORK, INC.

                                         By: /s/ Robert S. Muehlberg
                                             -------------------------------
                                            Title: President and CEO

                                    EXHIBIT A

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                          COMMON STOCK PURCHASE WARRANT

                                JANUARY 16, 1996

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----

1.        DEFINITIONS....................................................................................  1

2.        EXERCISE OF WARRANT............................................................................  5

          2.1           Manner of Exercise...............................................................  5
          2.2           Payment of Taxes.................................................................  5
          2.3           Fractional Shares................................................................  6
          2.4           Continued Validity...............................................................  6

3.        TRANSFER, DIVISION AND COMBINATION.............................................................  6

          3.1           Transfer.........................................................................  6
          3.2           Division and Combination.........................................................  7
          3.3           Expenses.........................................................................  7
          3.4           Maintenance of Books.............................................................  7

4.        ADJUSTMENTS....................................................................................  7

          4.1           Stock Dividends, Subdivisions, Combinations and Reclassifications................  7
          4.2           Other Provisions Applicable to Adjustments under this Section....................  8

                        (a)            When Adjustments to Be Made.......................................  8
                        (b)            When Adjustment Not Required......................................  8

5.        NOTICES TO WARRANT HOLDERS.....................................................................  9

          5.1           Notice of Adjustments............................................................  9
          5.2           Notice of Certain Corporate Action...............................................  9

6.        NO IMPAIRMENT..................................................................................  9

7.        RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION
          WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY................................................. 10

8.        TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS............................................. 10

9.        RESTRICTIONS ON TRANSFERABILITY................................................................ 11

          9.1           Restrictive Legend............................................................... 11

          9.2           Notice of Proposed Transfers..................................................................... 12
          9.3           Required Registration............................................................................ 13

                        (a)            Suspension of Registration........................................................ 13
                        (b)            Hold-Back Agreements.............................................................. 14

                                       (i)  Restrictions on Public Sale By Holder of Registrable Securities.............. 14
                                       (ii) Restrictions on Sale of Equity Securities by the Company and
                                                     Others.............................................................. 14

          9.4           Incidental Registration.......................................................................... 15
          9.5           Registration Procedures.......................................................................... 16
          9.6           Expenses; Limitations on Registration............................................................ 20
          9.7           Indemnification.................................................................................. 20
          9.8           Termination of Restrictions...................................................................... 22
          9.9           Listing on Securities Exchange................................................................... 23
          9.10          Certain Limitations on Registration Rights....................................................... 23
          9.11          Selection of Managing Underwriters............................................................... 24

10.       SUPPLYING INFORMATION.......................................................................................... 24

11.       LOSS OR MUTILATION............................................................................................. 24

12.       OFFICE OF THE COMPANY.......................................................................................... 24

13.       FINANCIAL AND BUSINESS INFORMATION............................................................................. 24

          13.1          Information...................................................................................... 24
          13.2          Annual Information............................................................................... 25
          13.3          Filings.......................................................................................... 25

14.       APPRAISAL...................................................................................................... 26

15.       LIMITATION OF LIABILITY........................................................................................ 26

16.       MISCELLANEOUS.................................................................................................. 26

          16.1          Nonwaiver and Expenses........................................................................... 26
          16.2          Notice Generally................................................................................. 26
          16.3          Indemnification.................................................................................. 27
          16.4          Remedies......................................................................................... 28
          16.5          Successors and Assigns........................................................................... 28
          16.6          Amendment........................................................................................ 28
          16.7          Severability..................................................................................... 28

               16.8          Headings..................................................................... 28
               16.9          Governing Law; Service of Process............................................ 28
               16.10 MUTUAL WAIVER OF JURY TRIAL.......................................................... 29


EXHIBIT A - SUBSCRIPTION FORM

EXHIBIT B - ASSIGNMENT FORM

         THIS COMMON STOCK PURCHASE WARRANT AND THE SECURITIES FOR WHICH IT CAN BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR STATE LAW, THE RULES AND REGULATIONS THEREUNDER OR THE TRANSFER RESTRICTIONS OF THIS WARRANT.

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                          COMMON STOCK PURCHASE WARRANT

                      60,000 Shares, Subject to Adjustment

                                January 16, 1996

         THIS IS TO CERTIFY THAT GENERAL ELECTRIC COMPANY, a New York corporation acting through GE Medical Systems, or registered assigns, is entitled, at any time on and after the Exercise Date (as such term is hereinafter defined) and on or prior to the Expiration Date (as such term is hereinafter defined), to purchase from MEDICAL IMAGING CENTERS OF AMERICA, INC., a California corporation (the "Company"), 60,000 shares of Common Stock (as such term is hereinafter defined), subject to adjustment as provided herein, of the Company at a purchase price of $8.50 per share of Common Stock (subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1. DEFINITIONS

         As used in this Warrant, the following terms have the respective meanings set forth below.

         "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company following the date of this Warrant.

         "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair market value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month to end within 60 days prior to such date specified, based on the value of the Company as a whole, as determined by a member or members of the NASD selected in accordance with the definition below of "Current Market Price" on the basis of a sale between a willing seller and buyer, neither acting under any compulsion, divided by the number of Fully Diluted Outstanding shares of Common Stock.

         "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of the Company applicable to Common Stock as of the last day of any month immediately preceding such date, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP by a firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Holder.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the States of New York or California.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock of the Company, and any capital stock into which such Common Stock may thereafter be changed, and shall also include capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

         "Convertible Securities" shall mean evidences of indebtedness, options, warrants or other rights to receive shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

         "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the highest of (a) the Book Value per share of Common Stock at such date, and (b) the Appraised Value per share of Common Stock as at such date, or if there shall then be a public market for the Common Stock, the highest of (x) the Book Value per share of Common Stock at such date, and (y) the average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date. The daily market price for each such day shall be (i) if the Common Stock is listed or admitted to trading on a stock exchange in the United States (including Nasdaq), the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, or (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange.

         "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Exercise Date" shall mean the date hereof.

         "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

         "Expiration Date" shall mean December 31, 1998.

         "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant and all other options, warrants, Convertible Securities or other rights to purchase or receive Common Stock outstanding on such date.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

         "GE Medical" shall mean General Electric Company, a New York corporation acting through GE Medical Systems.

         "Holder" shall mean the Person or Persons in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose. In the event more than one Person is so registered, "Holder" for purposes of consent, demand or other action allowed or required to be taken hereunder by the Holders of this Warrant, the word "Holder" shall refer to a simple majority in interest of such Persons.

         "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

         "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held exclusively by or for the account solely of the Company or any wholly-owned subsidiary thereof (collectively, "Subsidiary-Held Shares"), and shall include all shares issuable in respect of any certificates representing fractional interests in shares of Common Stock. Subsidiary-Held Shares shall remain Subsidiary-Held Shares even if held in pledge as security unless and until such shares are foreclosed upon and record, beneficial or equitable ownership transferred.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Preferred Stock" shall mean any class of the Company's stock having rights, preferences or privileges senior or prior in right to any other class.

         "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Subsidiary" shall mean, with respect to any Person, any corporation of which an aggregate of more than 50 percent of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

         "Subsidiary-Held Shares" shall have the meaning set forth above in the definition of "Outstanding."

         "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         "Transfer Notice" shall have the meaning set forth in Section 9.2.

         "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the percentage of Fully Diluted Outstanding Shares of Common Stock for which they may be exercised. Collectively, all unexercised Warrants shall be exercisable for the exact same number of shares as this Warrant would be exercisable in the event any such Transfer or division had not occurred. Exercise of any warrant shall not trigger any of the adjustments contemplated by
Section 4 of this Warrant.

         "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

         "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2. EXERCISE OF WARRANT

         2.1 Manner of Exercise. From and after the Exercise Date and until 5:00 p.m., California time, on the Expiration Date, the Holder may exercise the Warrant on Business Days, for all or any portion of 60,000 shares (subject to adjustment as provided hereunder) of Common Stock then purchasable hereunder.

         In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 9444 Farnham Street, Suite 100, San Diego, California 92123 or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner specified below, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Outstanding shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the payment as set forth below, and this Warrant are received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid or agreed to be paid when finally determined.

         Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check, or by cancellation of indebtedness, if any, owed by the Company to such Holder.

         2.2 Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

         2.3 Fractional Shares. The Company shall not issue a fractional share of Common Stock upon exercise of this Warrant. A fractional share otherwise issuable shall be rounded up to the nearest whole share.

         2.4 Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10, 13, and 16 of this Warrant. The Company shall, at the time of each exercise of this Warrant upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3. TRANSFER, DIVISION AND COMBINATION

         3.1 Transfer. This Warrant shall be nontransferable other than to a division, subsidiary or affiliate of GE Medical except by merger of the Holder with another entity or otherwise as contemplated in Section 9 hereof or by operation of law. Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligations under Section 9 of this Warrant.

         3.2 Division and Combination. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.

         3.4 Maintenance of Books. The Company shall maintain, at its aforesaid office or agency, books for the registration, and the registration of transfer, of this Warrant.

4. ADJUSTMENTS

         The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

         4.1 Stock Dividends, Subdivisions, Combinations and Reclassifications. If at any time the Company shall with respect to its Common Stock or Convertible
Securities:

                  (a) pay a dividend or make distribution of Additional Shares of Common Stock or Convertible Securities other than convertible indebtedness or convertible Preferred Stock (in which event such Additional Shares of Common Stock issuable upon exchange or conversion shall be deemed distributed),

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock,

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or

                  (d) reclassify its Common Stock (other than a change in par value, or from par value to no par value) into shares of Common Stock and shares of any other class of stock; and, if the Outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the Outstanding shares of Common Stock within the meaning of this
         Section 4.1.,

then (i) the number of shares of Common Stock for which this Warrant is exercisable after the occurrence of any such event shall be equal to (A) the maximum number of shares of Common Stock underlying this Warrant prior to the occurrence of any such event, multiplied by (B) the number of Fully Diluted Outstanding shares of Common Stock after any such event, divided by the number of Fully Diluted Outstanding shares of Common Stock prior to any such event, and
(ii) the Current Warrant Price shall be adjusted to equal the Current Warrant Price multiplied (A) by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. Any increased number of shares of Common Stock subject to this Warrant resulting from application of the foregoing shall be allocated ratably among all shares of Common Stock subject to this Warrant prior to each such event and the shares (including the newly allocated shares) not subject to clause (i) of Section 2.1 shall remain subject to the conditions precedent to exercise described in clause (ii) of Section 2.1.

         4.2 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable provided for in this Section 4:

                             (a) When Adjustments to Be Made. The adjustments
               required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                             (b) When Adjustment Not Required. If the Company
               shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

5. NOTICES TO WARRANT HOLDERS

         5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 16.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

         5.2 Notice of Certain Corporate Action. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

6. NO IMPAIRMENT

         The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value, if any, of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

         From and after the date hereof, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of

Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

         Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

         Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be reasonably necessary from any public regulatory body or bodies having jurisdiction thereof.

         If any shares of Common Stock required to be reserved for issuance upon exercise of warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section
9) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or qualified; provided that the provisions of Section 9 shall govern with respect to Company's obligation to effect the registration of its securities under the Securities Act.

8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

         In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9. RESTRICTIONS ON TRANSFERABILITY

         This Warrant shall not be transferable except to a division, subsidiary or affiliate of GE Medical or by merger of the Holder with another entity or otherwise by operation of law. Furthermore, this Warrant and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act and state law, with respect to the Transfer of this Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9. Furthermore, Holder, by acceptance of this Warrant and by acceptance and delivery of the Subscription Form in the form of Exhibit A hereto, represents and warrants to the Company for its reliance in connection with issuing this

Warrant and the Warrant Stock, respectively, that (i) Holder is acquiring the Warrant, and if applicable, the Warrant Stock for Holder's own account for investment and not for sale or other disposition thereof; (ii) Holder understands that such securities are not registered under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available; (iii) Holder, by reason of its business and financial experience has the capacity to protect its own interests in connection with purchase and transfer of such securities and is able to bear the economic risk thereof; and (iv) the Company has made available to Holder all documents and information regarding an investment in such securities requested by or on behalf of Holder, including but not limited to all publicly available information on file with the Commission.

         9.1 Restrictive Legend.

                  (a) Except as otherwise provided in this Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                      The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in a certain Common Stock Purchase Warrant dated as of January 16, 1996, originally issued by Medical Imaging Centers of America, Inc. No transfer of the shares represented by this certificate shall be valid or effective until such conditions and any requirements of state law have been fulfilled. A copy of the form of such Warrant is on file with the Secretary of Medical Imaging Centers of America, Inc. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant.

                  (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                      This Warrant and its underlying securities have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act or state law, the rules and regulations thereunder or the provisions of this Warrant.

         9.2 Notice of Proposed Transfers.

                  (a) Prior to any Transfer or attempted Transfer of any Warrants or any shares of Warrant Stock, the holder of such Warrants or Warrant Stock shall give 10 days prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and shall obtain and deliver to the Company an opinion in form and substance reasonably satisfactory to the Company (addressed to the Company and upon which the Company may rely) from counsel to such holder who shall be reasonably satisfactory to the Company, that the proposed Transfer of such Warrants or such Warrant Stock may be effected without registration under the Securities Act and any applicable state securities laws. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, so notify the holder of such Warrants or Warrant Stock and such holder shall thereupon be entitled to Transfer such Warrants or such Warrant Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Warrant Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act and any applicable state securities laws. The holder of the Warrants or the Warrant Stock, as the case may be, giving the Transfer Notice shall not be entitled to transfer and shall not transfer such Warrants or such Warrant Stock until (i) the Company receives a written statement of investment intent and sophistication from the proposed transferee of such Warrants or Warrant Stock in substance substantially similar to the final sentence of the first paragraph of Section 9 and (ii) such holder receives notice from the Company under this Section 9.2.

                  (b) The Holders of Warrants and Warrant Stock shall have the right to request registration of such Warrant Stock pursuant to Sections 9.3 and 9.4.

         9.3 Required Registration. The rights ("Required Registration") of holders of Warrants or Warrant Stock under this Section 9.3 shall expire on the Expiration Date. After receipt of a written request from holders of Warrants or Warrant Stock representing at least an aggregate of 50 percent of the total of
(i) all shares of Warrant Stock then subject to issuance upon exercise of all Warrants or (ii) all shares of Warrant Stock then Outstanding having an aggregate Current Market Price in excess of $400,000, requesting that the Company effect the registration of Warrant Stock issuable upon the exercise of such holder's Warrants or of any of such holder's Warrant Stock under the Securities Act and specifying the intended method or methods of disposition thereof, the Company shall promptly notify all holders of Warrants and Warrant Stock in writing of the receipt of such request and each such holder, in lieu of exercising its rights under Section 9.4, may elect (by written notice specifying the intended method or methods of disposition of Warrant Stock sent to the Company within 10 Business Days from the date of such holder's receipt of the aforementioned Company's notice) to have such holder's shares of Warrant Stock included in such registration thereof pursuant to this Section 9.3. Thereupon the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all shares of Warrant Stock which the Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Warrant Stock so registered; provided, however, that the Company shall not be required to effect more than one registration of any Warrant Stock pursuant to this Section 9.3. No holder of any other warrant, Convertible Securities or other right to purchase shares of Common Stock shall receive or be entitled to receive registration rights that are more favorable than the registration rights available to the Holder pursuant to the terms of this Section 9.

         (a) Suspension of Registration.

                  If the Company has been requested to effect a Required Registration, whether or not a Registration Statement with respect thereto has been filed or has become effective, and furnishes to the Holder requesting such registration a copy of a resolution of the Board of Directors of the Company certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such Registration Statement (i) to be filed on or before the date such filing would otherwise be required hereunder, (ii) to become effective or (iii) to remain effective as long as such Registration Statement would otherwise be required to remain effective, the Company shall have the right to defer such filing or effectiveness or to suspend such effectiveness for a period of not more than 120 days; provided, however, that during such time the Company may not file a Registration Statement for securities to be issued and sold for its own account or that of anyone other than the Holder or Holders requesting such Required Registration; and provided, further, that if effectiveness of a Registration Statement is suspended pursuant to this provision, the period of such suspension shall be added to the end of the period that such Registration Statement would otherwise be required to be effective hereunder so that the aggregate number of days that such Registration Statement is required to remain effective hereunder shall remain unchanged.

         (b) Hold-Back Agreements.

                  (i) Restrictions on Public Sale By Holder of Registrable Securities. Each Holder whose registrable securities are covered by a Registration Statement filed pursuant to this Warrant agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, that the foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering any such agreement.

                  (ii) Restrictions on Sale of Equity Securities by the Company and Others. The Company agrees (1) not to effect any public or private offer, sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act during the 10-day period prior to, and during the 90-day period beginning with, the effectiveness of a Registration Statement filed under this Warrant to the extent timely notified in writing by a holder of registrable securities or the managing underwriters (except as part of such registration, if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms or the issuance of Common Stock pursuant to warrants or employee stock options outstanding on the date hereof) and (2) to use its best efforts to cause each holder of its privately placed equity securities purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

9.4 Incidental Registration.

         (a) The rights of holders of Warrants or Warrant Stock under this
Section 9.4 shall expire on the Expiration Date. If the Company at any time proposes to file on its behalf or on behalf of any of its security holders ("the demanding security holders") a Registration Statement under the Securities Act on any form (other than a Registration Statement required under section 9.3 or a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan or to existing holders of the Company's debt or equity securities in any exchange or rights offering) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of the Company, it will give written notice to all holders of Warrants or Warrant Stock at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Warrant Stock, and the number of shares of Common Stock for which this Warrant is exercisable, as such holders may request. Nothing herein shall preclude the Company from discontinuing the registration of its securities being effected on its behalf or on behalf of the demanding security holders at any time prior to the effective date of the registration relating thereto.

         (b) Each holder of any such Warrants or any such Warrant Stock desiring to have Warrant Stock registered under this Section 9.4 shall advise the Company in writing within 30 days after the date of receipt of such offer from the Company, setting forth the amount of such Warrant Stock for which registration is requested. The Company shall thereupon include in such filing the number of shares of Warrant Stock for which registration is so requested and shall use its best efforts to effect registration under the

         Securities Act of such shares; provided, however, that if the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the shares of Common Stock into which the Warrants are exercisable and the Warrant Stock requested to be included in the registration concurrently with the securities being registered by the Company or such demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holder, then all demanding security holders (other than any selling security holder who requested such registration and the Company (unless such Registration Statement was filed at the request of a demanding security holder)) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 9.6 hereof, all expenses of such registration shall be borne by the Company.

         9.5 Registration Procedures. If the Company is required by the provisions of this Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

                  (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

                  (c) furnish to any selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                  (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such securities shall reasonably request in light of such Holder's intended plan of distribution (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process or subject itself to taxation in any such jurisdiction), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                  (e) if requested by a majority (in amount of underlying and outstanding shares ) of the Holders of Warrants or Warrant Stock being included in such registration, use its best efforts to obtain from either a nationally recognized underwriter or investment banker or an underwriter or investment banker reasonably acceptable to such Holders a firm commitment (pursuant to an underwriting agreement in customary form) to underwrite the public offering of the securities covered by such Registration Statement;

                  (f) furnish, at the request of any holder requesting registration of Warrant Stock pursuant to Section 9.3, on the date that such shares of Warrant Stock are delivered to the underwriters for sale pursuant to such registration or, if such Warrant Stock is not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Warrant Stock becomes effective (1) a copy of an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holders making such request, stating that such Registration Statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the Registration Statement, the related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements and data contained therein), (iii) the descriptions in the Registration Statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown and
         (iv) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the Registration Statement which are not described and filed or incorporated by reference as required, and such counsel shall also confirm that nothing has come to his attention to lead him to believe that either the Registration Statement or the prospectus, or any amendment or supplement thereto (other than financial material and data as to which such counsel need make no statement), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder making such request and, if such accountants refuse to deliver such letter to such holder, then to the Company stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the holders holding a majority of the Warrant Stock so registered may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holders holding a majority of the Warrant Stock being so registered may reasonably request;

                  (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the securities covered by the Registration Statement;

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (i) notify each selling Holder of such registrable securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by the Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each selling Holder any such supplement or amendment.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of any holder of Warrants or Warrant Stock that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company. Each selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.5(i) hereof, such selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.5(i) hereof, and, if so directed by the Company such selling Holder will deliver to the Company all copies, other than permanent file copies then in such selling Holder's possession, of the most recent prospectus covering the securities covered by Registration Statement at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 9.5(i) hereof to the date when the Company shall make available to the selling Holders of the securities covered by such Registration Statement a prospectus supplemented or amended to conform with the requirements of Section 9.5(i) hereof.

         9.6 Expenses; Limitations on Registration. All expenses incurred in complying with Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD, printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to
Section 9.5(d)), shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such holder of Warrant Stock.

         9.7 Indemnification.

                  (a) In the event of any registration of any of the Warrant Stock under the Securities Act pursuant to this Section 9, the Company shall indemnify and hold harmless the holder of such Warrant Stock, such holder's directors and officers and each other Person (including each underwriter) who participated in the offering of such Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person and shall survive the transfer of such securities by such holder.

              (b) (i) Each holder of any Warrant Stock, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Holder of such Warrant Stock, which information is contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that such Holder's obligation under this Section 9.7(b) to indemnify and hold harmless the Company shall in no event exceed the damage attributable solely to the inclusion of such written information in such Registration Statement, preliminary prospectus, final prospectus, or amendment or supplement suffered by the Person or Persons whose claims gave rise to such losses, claims, damages or liabilities.

                      (ii) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information furnished in writing by persons specifically for inclusion in any prospectus or Registration Statement.

              (c) (i) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 9 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                            (ii) The parties hereto agree that it would not be
                   just and equitable if contribution pursuant to this Section 9.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in paragraph (i) of this
                   Section 9.7(c). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         9.8 Termination of Restrictions. Notwithstanding the provisions of this
Section 9, the restrictions imposed by this Section 9 upon the transferability after the Exercise Date of the Warrants and the Warrant Stock and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to ensure compliance with the Securities Act. Whenever after the Exercise Date the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                   "THE RESTRICTIONS ON TRANSFERABILITY OF THE
                   WITHIN WARRANT CONTAINED IN SECTION 9 HEREOF
                   TERMINATED ON ____________,_____, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants thereafter issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Warrant Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Warrant Stock not bearing the restrictive legend set forth in Section 9.1(a).

         9.9 Listing on Securities Exchange. If and so long as the Company shall list any shares of Common Stock on any securities exchange (including Nasdaq), it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during any such Exercise Period.

         9.10 Certain Limitations on Registration Rights. Notwithstanding the other provisions of Section 9:

                           (i) the Company shall not be obligated to register
                  the Warrant Stock of any Holder if (x) in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Warrant Stock, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Warrant Stock under the Securities Act, and
                  (y) the failure of the Company to register such Warrant Stock will not result in a reduction in the net proceeds to be received by such Holder in connection with such sale or other disposition; and

                           (ii) the Company shall not be obligated to register
                  the Warrant Stock of any Holder pursuant to Section 9.3, if the Company has had a registration statement, under which such Holder had a right to have its Warrant Stock included pursuant to Sections 9.3 or 9.4, declared effective within one year prior to the date of the request pursuant to Section 9.3; provided, however, that if any Holder elected to have shares of its Warrant Stock included under such registration statement but some or all of such shares were excluded pursuant to the provisions of Section 9.3 or Section 9.4, then such one-year period shall be reduced to six months.

         9.11 Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Warrant Stock to be registered pursuant to
Section 9.3 shall be selected by the Company and shall be reasonably acceptable to the Holders of a majority of the shares being so registered (other than any shares being registered pursuant to Section 9.4).

10. SUPPLYING INFORMATION

         The Company shall cooperate with each Holder of a Warrant and each holder of Warrant Stock in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11. LOSS OR MUTILATION

         Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of GE Medical shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12. OFFICE OF THE COMPANY

         As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which shall initially be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company shall notify Holder in writing prior to any change of the address of the office at which the Warrants may be presented.

13. FINANCIAL AND BUSINESS INFORMATION

         13.1 Information. Except during any period when the Company is a Public Company (as hereinafter defined), it will deliver to each Holder, as soon as practicable after the end of each month, and in any event within 30 days thereafter, and after the end of each quarter and in any event within 45 days thereafter, one copy of an unaudited consolidated balance sheet, statement of income and statement of cash flow of the Company and its Subsidiaries for such period setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal years. Such financial statements shall be prepared by the Company in accordance with GAAP and shall be accompanied by the certification of the Company's chief executive officer or chief financial officer that such financial statements are complete and correct and present fairly the consolidated financial position, results of operations and cash flow of the Company and its Subsidiaries as at the end of such period and for such year-to-date period, as the case may be.

                  For purposes of this Section 13, the term "Public Company" shall mean a company (i) that is subject to the reporting requirements of
Section 15(d) of the Exchange Act, or (ii) any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

         13.2 Annual Information. Except during any period when the Company is a Public Company, it will deliver to each Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, one copy of:

                           (i) an audited consolidated balance sheet of the
                  Company and its Subsidiaries as at the end of such year, and

                           (ii) audited consolidated statements of income and
                  retained earnings and cash flow of the Company and its Subsidiaries for such year;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (i) an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company and (ii) a report of such independent certified public accountants confirming, or describing the agreed upon procedures applied to the Company's schedules computing, any adjustment, made pursuant to Section 4 during such year. Such report shall include a description of any errors determined by the accountants in the Company's schedules.

         13.3 Filings. The Company will file on or before the required date all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act, filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed (provided, however, that the Company may request filing extensions pursuant to Rule 12b-25 under the Securities and Exchange Act of 1934, as amended).

14. APPRAISAL

         The determination of the Appraised Value per share of Common Stock shall be made by an investment banking firm of nationally recognized standing selected by the Company and acceptable to the Holder. If the investment banking firm selected by the Company is not acceptable to the Holder and the Company and the Holder cannot agree on a mutually acceptable investment banking firm, then the Holder and the Company shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. The Company shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of Appraised Value required by the terms of this Warrant.

15. LIMITATION OF LIABILITY

         No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

16. MISCELLANEOUS

         16.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company shall operate as a waiver of such right or otherwise prejudice the Company's rights, powers or remedies. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         16.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered (i) in person with receipt acknowledged, (ii) by facsimile transmission, with receipt electronically confirmed during normal business hours of recipient, and that is confirmed by sending, no later than one (1) Business Day following such transmission, a copy of such facsimile, by registered or certified mail, return receipt requested, postage prepaid, or (iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a) If to any Holder or holder of Warrant Stock, at its last known address or facsimile transmission number appearing on the books of the Company maintained for such purpose.

                  (b) If to the Company at

                      Medical Imaging Centers of America, Inc.
                      9444 Farnham Street, Suite 100
                      San Diego, California 92123
                      (619) 560-0046

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged or sent by facsimile with receipt electronically confirmed during normal business hours of recipient, or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

         16.3 Indemnification. In addition to the indemnities provided in
Section 9.7 (as to the subject matter of which the indemnifications, including limitations, therein, shall control), the Company agrees to indemnify and hold harmless the Holder, its officers, directors, employees, agents and attorneys from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder relating to or arising out of (i) Holder's exercise of this Warrant or ownership of any shares of Warrant Stock issued in connection therewith or (ii) any litigation to which the Holder is made a party in its capacity as a stockholder or warrant holder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final nonappealable judgment by a court to have resulted from either (i) the Holder's gross negligence or willful misconduct or
(ii) actions or omissions taken or not taken by the Holder in any capacity other than as a stockholder or warrant holder of the Company.

         16.4 Remedies. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         16.5 Successors and Assigns. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

         16.6 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

         16.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

         16.8 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         16.9 Governing Law; Service of Process. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of the Company's incorporation applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Service of process on the Company or Holder in any action arising out of or relating to this Agreement shall be effective if mailed to such party in accordance with the procedures and requirements set forth in
Section 16.2.

         16.10 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE COMPANY AND HOLDER HEREOF WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE COMPANY AND HOLDER HEREOF DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY AND HOLDER HEREOF WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

                                       MEDICAL IMAGING CENTERS OF AMERICA, INC.

                                       By:
                                           ------------------------
                                       Title:

Attest:

------------------------
Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

         The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of __________________________ shares of Common Stock of Medical Imaging Centers of America, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________ whose address is __________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                               --------------------------------
                                               Name of Registered Owner)

                                               --------------------------------
                                               (Signature of Registered Owner)

                                               --------------------------------
                                               (Street Address)

                                               --------------------------------
                                               (City)      (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under such Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                   No. of Shares of
                                               Common Stock



and does hereby irrevocably constitute and appoint________________________ attorney-in-fact to register such transfer on the books of Medical Imaging Centers of America, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:______________                    Print Name: ______________

                                        Signature:  ______________

                                        Witness:    ______________


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.